EXHIBIT 2.3


                       SUPPORT AGREEMENT


           MEMORANDUM  OF AGREEMENT made as  of  the      day  of
1995.


B E T W E E N:


                  ORBITAL SCIENCES CORPORATION,
                  a  corporation existing under
                  the  laws  of  the  State  of
                  Delaware,

                  (hereinafter referred to as "Orbital"),

                            - and -

                  MACDONALD DETTWILER HOLDINGS INC.
                  (formerly known as 3173623 Canada Inc.), a corporation existing under the laws of Canada.

                  (hereinafter referred to as "Corporation").



          WHEREAS pursuant to a combination agreement dated as of August 31, 1995 (the "Combination Agreement") by and between Orbital, the Corporation and MacDonald, Dettwiler and Associates Ltd. ("MDA") the parties agreed that on the Effective Date (as
defined   in   the  Combination  Agreement),  Orbital   and   the
Corporation would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit 2.3 to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

            AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by articles of arrangement filed pursuant to the Canada Business Corporations Act on #, 1995, each issued and outstanding common share of MDA (an "MDA Common Share") was exchanged directly or indirectly with the Corporation for 0.# issued and outstanding Exchangeable Shares of the Corporation (the "Exchangeable Shares");

           AND WHEREAS the aforesaid articles of arrangement  set
forth   the   rights,  privileges,  restrictions  and  conditions
(collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

            AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby Orbital will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Orbital Common Shares in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices all in accordance with the Exchangeable Share Provisions;

           NOW THEREFORE in consideration of the respective covenants in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                           ARTICLE 1

                 DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 Interpretation not Affected by Headings, etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3        Number,  Gender,  etc.  Words importing  the  singular
number  only  shall  include the plural and  vice  versa.   Words
importing the use of any gender shall include all genders.

1.4 Date for any Action. If any date on which any action is required to be taken under this agreement is not a Business
Day, such action shall be required to be taken on the next succeeding Business Day.


                           ARTICLE 2

            COVENANTS OF ORBITAL AND THE Corporation

2.1 Covenants of Orbital Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, Orbital will:

                     (a)   not  declare or pay  any  dividend  on
               Orbital Common Shares unless (i) the Corporation shall have sufficient assets, funds and other property (including, where applicable, Orbital Common Shares or other securities of Orbital) available to enable the due declaration and the due and punctual payment in accordance with applicable law, of an equivalent dividend on the Exchangeable Shares in accordance with the
               Exchangeable Share Provisions and (ii) the Corporation shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares in accordance with the Exchangeable Share Provisions;

                      (b)    cause  the  Corporation  to  declare
               simultaneously with the declaration of any dividend on Orbital Common Shares an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on Orbital Common Shares, cause the Corporation to pay simultaneously therewith such equivalent dividend on the Exchangeable
               Shares, in each case in accordance with the Exchangeable Share Provisions;

                     (c)  advise the Corporation sufficiently  in
               advance of the declaration by Orbital of any dividend on Orbital Common Shares and take all such other actions as are necessary, in cooperation with the Corporation, to ensure that the declaration date, record date and payment date for any dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on Orbital Common Shares and such dates in respect of dividends on the Exchangeable Shares shall be in accordance with any requirement of the Exchangeable Share Provisions and the stock exchange on which the Exchangeable Shares are listed;

                     (d)   ensure  that the record date  for  any
               dividend declared on Orbital Common Shares, Orbital Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization is not less than 10 Business Days after the declaration date for such dividend, Orbital Common Share Reorganization, Rights Offering, Special Distribution or Capital Reorganization;

                     (e)   take all such actions and do all  such
               things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Orbital Common Shares to the holders of Exchangeable Shares in satisfaction of the Liquidation Amount for each such Exchangeable Share, in accordance with the provisions of Article 4 of the Exchangeable Share Provisions;

                     (f)   take all such actions and do all  such
               things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Orbital Common Shares to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of
               Article 5 or Article 6 of the Exchangeable Share Provisions, as the case may be;

                     (g)   not exercise its vote as a shareholder
               of the Corporation to initiate, consent to or approve the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation; and

                     (h)   not exercise its vote as a shareholder
               of the Corporation to authorize the continuance or other transfer of the corporate existence of the Corporation to any jurisdiction outside Canada.

2.2 Segregation of Funds. Orbital will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and will cause the Corporation to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, in each case in accordance with the Exchangeable Share Provisions.

2.3 Reservation of Orbital Common Shares. Orbital hereby represents and warrants that it has irrevocably reserved for issuance out of its authorized and unissued capital stock such number of Orbital Common Shares as is equal to the number of Exchangeable Shares outstanding immediately following the Effective Date and covenants that at all times in the future while any Exchangeable Shares are outstanding it will keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Orbital Common Shares (or other shares or securities into which Orbital Common Shares may be reclassified or changed) as is necessary to enable Orbital and the Corporation to perform their respective obligations pursuant to this agreement, the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement.

2.4        Notification of Certain Events.  In  order  to  assist
Orbital to comply with its obligations hereunder, the Corporation will give, or cause the Transfer Agent to give, Orbital notice of each of the following events at the time set forth below:

                    (a)  in the event of any determination by the
               Board of Directors of the Corporation to institute voluntary liquidation, dissolution or winding up proceedings with respect to the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

                     (b)   immediately, upon the earlier  of  (i)
               receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

                      (c)   immediately,  upon  receipt  by   the
               Transfer Agent of a Retraction Request; and

                    (d) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.5 Delivery of Orbital Common Shares. In furtherance of its obligations under subsections 2.1(e) and (f) hereof, upon notice of any event that requires the Corporation to cause to be delivered Orbital Common Shares to any holder of Exchangeable Shares, Orbital shall forthwith issue and deliver the requisite Orbital Common Shares to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such Orbital Common Shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any Liens. In consideration of the issuance of each such Orbital Common Share by Orbital, the Corporation shall issue to Orbital, or as Orbital shall direct, such number of common shares of the Corporation as is equal to the fair value of such Orbital Common Shares.

2.6 Qualification of Orbital Common Shares. Unless the staff of the United States Securities and Exchange Commission (the "SEC") has confirmed the availability of an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") as to the issuance of the Orbital Common Shares in exchange for the Exchangeable Shares pursuant to the Plan of Arrangement, the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement, in response to the No Action Request (as defined in the Combination Agreement) or Orbital has received an opinion of counsel reasonably satisfactory to the Corporation to such effect, then Orbital shall cause such issuance to be registered under the Securities Act, and shall file a registration statement covering such issuance with the SEC and use all commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and remain effective throughout the period during which the Exchangeable Shares may be exchanged in accordance with the Plan of Arrangement, the Exchangeable Share Provisions or the Voting and Exchange Trust Agreement. Orbital agrees to file any such required registration statement as soon as reasonably practicable. Orbital shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance of the Orbital Common Shares upon any such exchange of the Exchangeable Shares without registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian federal or provincial law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement before such Orbital Common Shares may be issued and delivered by the Corporation or Orbital to the holder thereof or in order that such Orbital Common Shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of the Corporation or Orbital for purposes of Canadian federal or provincial securities law or an "affiliate" for purposes of United States Federal or state securities law).

2.7 Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Orbital Common Shares (an "Offer") is proposed by Orbital or is proposed to Orbital or its stockholders and is recommended by the Board of Directors of Orbital, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Orbital, Orbital will use all commercially reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Orbital Common Shares, without discrimination. Without limiting the generality of the foregoing, Orbital will use all commercially reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

2.8 Ownership of Outstanding Shares. Orbital covenants and agrees in favour of the Corporation that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than Orbital or any of its Affiliates, Orbital will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation (other than Exchangeable Shares and the Class B Preferred Shares of the Corporation issued to Canadian Imperial Bank of Commerce pursuant to the Arrangement) and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances (other than Exchangeable Shares and the Class B Preferred Shares of the Corporation issued to Canadian Imperial Bank of Commerce pursuant to the Arrangement), unless Orbital shall have obtained the prior approval of the Corporation and the holders of the Exchangeable Shares given in accordance with section 8.2 of the Exchangeable Share Provisions.

2.9 Orbital Not To Vote Exchangeable Shares. Orbital covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by Orbital and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Orbital further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights that may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the CBCA with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, including without limitation any approval to be given by holders of Exchangeable Shares pursuant to section 8.2 of the Exchangeable Share Provision.

2.10       Due  Performance.  On and after  the  Effective  Date,
Orbital shall duly and timely perform all of its obligations provided for in the Plan of Arrangement, including any obligations that may arise upon the exercise of Orbital's rights under the Exchangeable Share Provisions.

2.11 Economic Equivalence. Orbital hereby acknowledges that it will be bound by any determination of economic equivalence made by the Board of Directors pursuant to section 5.6 of the Plan of Arrangement or section 9.1 of the Exchangeable Share Provisions, where applicable.


                           ARTICLE 3

                            GENERAL

3.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as there are no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) held by any party other than Orbital and its Affiliates.

3.2        Changes  in  Capital of Orbital and  the  Corporation.
Notwithstanding the provisions of section 3.4 hereof, at all times after the occurrence of any event effected pursuant to section 2.7 hereof as a result of which either Orbital Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Orbital Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

3.4 Amendments, Modifications, etc. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation and Orbital and approved by the holders of the Exchangeable Shares in accordance with section
10.2 of the Exchangeable Share Provisions.

3.5 Ministerial Amendments. Notwithstanding the provisions of section 3.4, the parties to this agreement may without the approval of the holders of the Exchangeable Shares, at any time and from time to time, amend or modify this agreement in writing for the purposes of:

                     (a)   adding to the covenants of  either  or
               both parties for the protection of the holders of the Exchangeable Shares;

                     (b)  making such amendments or modifications
               not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Corporation and Orbital, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                     (c)   making  such  changes  or  corrections
               which, on the advice of counsel to the Corporation and Orbital, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error herein, provided that the boards of directors of each of the Corporation and Orbital shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

3.6 Meeting to Consider Amendments. The Corporation, at the request of Orbital, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation and the Exchangeable Share Provisions.

3.7 Waivers Only in Writing. No waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 Inurement. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3.9 Orbital Successors. Orbital shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

                      (a)    such   other  person  or  continuing
               corporation is a corporation (the "Orbital Successor") incorporated under the laws of any state of the United States or the laws of Canada or any province thereof; and

                     (b)  the Orbital Successor, by operation  of
               law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement to be bound by the provisions hereof as if it were an original party hereto and to observe and perform all of the covenants and obligations of Orbital pursuant to this agreement, in form satisfactory to the Corporation, acting reasonably.

Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of Orbital with or into Orbital.

3.10 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

                    (a)  if to Orbital at:


                         Orbital Sciences Corporation
                         21700 Atlantic Boulevard
                         Dulles, VA 20166

                         Attention: General Counsel

                                   Telecopy: (703) 406-5572

                    (b)  if to the Corporation at:

                         MacDonald Dettwiler Holdings Inc.
                         13800 Commerce Parkway
                         Richmond, British Columbia
                         V6V 2J3

                         Attention: #

                         Telecopy: (604) #

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.11       Counterparts.   This  agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.12 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of British
Columbia and the laws of Canada applicable therein.

3.13        Attornment.   Orbital  agrees  that  any  action   or
proceeding arising out of or relating to this agreement may be instituted in the courts of British Columbia, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office as Orbital's attorney for service of process.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                   ORBITAL SCIENCES CORPORATION


                                   by ___________________________


                                      ___________________________


                                   MACDONALD DETTWILER HOLDINGS
                                   INC.


                                   by ___________________________


                                      ___________________________